Exhibit 99.1

UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

IN RE MOODY’S CORPORATION	)	Lead Case No. l:08-cv-9323 (GBD)
SHAREHOLDER DERIVATIVE LITIGATION	)
	)	(Derivative Action)
)
)
This Document Relates To:	)
All Actions	)
)

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (“Stipulation”), dated as of May 17, 2012, is entered into, by and through their respective undersigned counsel, by: (i) Louisiana Municipal Police Employees Retirement System (“LMPERS”) and W.A. Sokolowski (collectively, the “Federal Action Plaintiffs”); (ii) Thomas R. Flynn, Herbert M. Stein, Jr., Brockton Contributory Retirement System, and Rena Nadoff (the “State Action Plaintiffs,” and with the Federal Action Plaintiffs, collectively, “Plaintiffs”); (iii) nominal defendant Moody’s Corporation (“Moody’s” or the “Company”); and (iv) individual defendants Raymond W. McDaniel Jr., Basil L. Anderson, Robert R, Glauber, Ewald Kist, Cornelius Alexander McGillicuddy III, Henry A. McKinnell Jr., Nancy S. Newcomb, John K. Wulff, Joseph J. McCabe, Michael Kanef, Linda S. Huber, John J. Goggins, Brian Clarkson, Andrew E. Kirnball, Noel Kimon, Mark E. Almeida, Stephen Tulenko, Jeanne M. Dering, Michel Madelain, Carlton Charles, and Blair Worrall (collectively, the “Individual Defendants,” with Moody’s, collectively, the “Settling Defendants,” and with Plaintiffs, collectively, the “Settling Parties”).

This Stipulation is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and the Derivative Actions in accordance with the terms and conditions set forth below, subject to the approval of the United States District Court for the Southern District of New York (the “Court”), and any other courts as may be required.

HISTORY OF THE LITIGATION AND SETTLEMENT PROCESS

A. The Derivative Actions are shareholder derivative actions brought for the benefit of nominal defendant Moody’s against the Individual Defendants, who are current and/or former executive officers and directors of the Company. Plaintiffs’ claims include breach of fiduciary duty, gross mismanagement, abuse of control, unjust enrichment, violations of the Federal securities laws, waste of corporate assets and constructive fraud.

B. On October 30, 2008, plaintiff LMPERS filed a shareholder derivative action in the Court, captioned Louisiana Municipal Police Employees Retirement System v. Raymond W. McDaniel, Jr., No 08-CV-9323, alleging that demand on the Board of Directors of Moody’s (the “Board”) was futile and excused (the “Federal Demand Excused Action”). On November 3, 2008, plaintiff Sokolowski sent a shareholder demand under New York law to the Board (the “Sokolowski Demand Letter”), and in July 2009, filed a shareholder derivative action in the Court, captioned W.A. Sokolowski v. McGillicuddy, et al., No. l:09-CV-6063, alleging wrongful refusal of the demand (the “Federal Demand Refused Action”). In June 2010, by Order of the Court (Document No. 17), the Federal Demand Excused Action and the Federal Demand Refused Action (collectively, the “Federal Court Actions”) were consolidated in the Court under the caption In Re Moody’s Corporation Shareholder Derivative Litigation, No. l:08-CV-9323.

C. Separately, two shareholder derivative complaints were filed in the Supreme Court of the State of New York, County of New York, Commercial Division (the “State Court”), captioned Brockton Contributory Ret. Sys. v. McDaniel, Jr., et al., Index No. 601910/08 (N.Y. Sup. Ct. June 27, 2008) and Flynn v. McDaniel, Jr., et al., Index No. 109175/08 (N.Y. Sup. Ct. July 2, 2008).

On November 24, 2008, these plaintiffs filed a Consolidated Amended Shareholder Derivative Complaint (the “Demand Futile State Court Action”). On December 19, 2008, defendants in the Demand Futile State Court Action removed the action to the Court. On January 20, 2009, the Demand Futile State Court Action plaintiffs filed a motion to remand. The remand back to State Court was granted by Order dated February 22, 2010. In addition, by letter dated August 12, 2008, plaintiff Nadoff sent a demand letter under New York law to the Board (together with the Sokolowski Demand Letter, the “Demand Letters”). On December 8, 2008, plaintiff Nadoff filed a demand refused derivative complaint in the State Court, captioned Nadoff v. McDaniel, et al., Index No. 116438/08 (N.Y. Sup. Ct. December 8, 2008), alleging wrongful refusal of the demand (the “Demand Refused State Court Action,” and collectively with the Demand Futile State Court Action, the “State Court Actions”). The Federal Court Actions and the State Court Actions, including Demand Letters, are collectively referred to herein as the “Derivative Actions.”

D. Following the consolidation of the Federal Court Actions and remand of the Demand Futile State Court Action, Plaintiffs and Moody’s began to explore a process for analyzing the claims, including the production of extensive discovery, and a process for their potential resolution. In June 2010, Plaintiffs and Moody’s informed the Court of their agreement to a production, subject to FRCP 408, of certain Moody’s records, and, on a parallel track, the exploration of potential settlement of the claims. Pursuant to this process, Plaintiffs and Moody’s undertook a series of meetings, including with certain Moody’s personnel. The parties used these initial meetings to begin a dialogue and exchange of information and proposals related to, inter alia, structured finance ratings procedures, practices, modeling and surveillance. In addition, commencing on July 15, 2010, Moody’s provided Plaintiffs with certain Moody’s documents, including internal custodial files of Moody’s personnel relevant to the Company’s credit rating production process during the relevant period and specifically to the area of structured finance. The document production included materials relating to models used in credit rating production, as well as credit rating and monitoring committee memoranda and other documentation, enabling Plaintiffs and their experts to analyze the evolution of the ratings and monitoring process during the relevant period.

E. Plaintiffs’ Counsel retained experienced experts to ensure an informed analysis of the production and to assist in the analysis and development of detailed settlement proposals. Pursuant to these discussions and work with their experts, Plaintiffs’ Counsel developed governance, internal control, risk management and compliance proposals directed to both the Board and management levels at Moody’s, which Plaintiffs’ Counsel designed to be comprehensive and which they provided to counsel for defendants in April 2011. With the prior meetings and discussions referenced above and the detailed proposals as a backdrop, Plaintiffs and Moody’s, through counsel, entered into a period of in-person and telephonic settlement discussions and meetings commencing in early July 2011, which included the exchange of detailed written settlement proposals. As a result of the litigation, arm’s-length discussions and settlement negotiations, the Settling Parties have agreed to the material terms of a settlement of the Derivative Claims and Derivative Actions, resulting in the execution of this Stipulation of Settlement (the “Stipulation”). Counsel for the Settling Parties did not negotiate the amount or appropriateness of any potential application by Plaintiffs’ Counsel for attorneys’ fees prior to reaching agreement on the terms of the Stipulation.

THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

F. The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Derivative Actions. The Settling Defendants also have denied and continue to deny all allegations that Moody’s has suffered damage by or as a result of the conduct alleged in connection with the Derivative Claims. In order to eliminate the burden, expense, and risks inherent in the litigation, the Settling Defendants have determined that it is desirable that the Derivative Claims and Derivative Actions be settled in the manner and upon the terms and conditions set forth herein.

G. Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as, evidence of the validity of any of the Released Claims or an admission by or against the Settling Defendants of any fault, wrongdoing or concession of liability whatsoever.

H. Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, shall be offered or received into evidence in any action or proceeding in any court or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation, except that they may be filed (i) as evidence of the Settlement or (ii) by or at the direction of any of the Released Parties in any action against any of the Released Parties to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

THE DERIVATIVE CLAIMS AND THE BENEFITS OF SETTLEMENT

I. Based on their review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs believe that the Settlement set forth herein confers substantial benefits upon, and is in the best interests of, Moody’s and its shareholders. Plaintiffs have agreed to settle pursuant to the terms and provisions of this Stipulation after considering, inter alia, the substantial benefits that Moody’s will receive.

J. Although Plaintiffs believe that the Derivative Claims have substantial merit, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of time that would be required to prosecute the Derivative Claims and Derivative Actions through trial and appeal. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risks of litigating the Derivative Claims and Derivative Actions, as well as the difficulties and delays inherent in such litigation.

K. Plaintiffs and Moody’s through counsel have conducted arm’s-length negotiations and have reached agreement regarding the corporate governance, internal control, risk management and compliance provisions reflected in Exhibit A hereto (the “Governance Provisions”). Pursuant to the proposed Settlement, Moody’s has implemented or will adopt, enhance and/or maintain certain governance, internal control, risk management and compliance provisions designed to identify, monitor, and address legal, regulatory and internal compliance issues throughout the business and operations of Moody’s Investors Service, Inc., the credit rating agency operating subsidiary of the Company.

L. Plaintiffs’ Counsel have conducted an in-depth investigation and analysis of the underlying facts and the strengths and weaknesses of the Derivative Claims. This investigation and analysis, as well as Plaintiffs’ Counsel’s independent corporate governance analysis and research, analysis of documents produced by Moody’s, and the opinions of Plaintiffs’ experts, combined to inform Plaintiffs’ Counsel’s assessment of the claims and the fashioning of an appropriate settlement. It is on the basis of, among other things, this discovery and legal and factual analysis and investigation that Plaintiffs’ Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to, confer substantial benefits upon, and are in the best interests of, Moody’s and its shareholders, and that Plaintiffs have agreed to settle the claims raised in the Derivative Actions pursuant to the terms and provisions of this Stipulation.

NOW, THEREFORE, without any admission or concession whatsoever on the part of Plaintiffs of any lack of merit of the Derivative Claims or Derivative Actions, and without any admission or concession whatsoever on the part of the Settling Defendants as to the merits of the Derivative Claims or Derivative Actions or as to any liability or wrongdoing, IT IS HEREBY STIPULATED AND AGREED, by and among the Settling Parties, through their respective counsel, that, subject to the approval of the Court, in consideration of the mutual agreements set forth herein, the Released Claims shall be finally and fully compromised, settled, and released and the Derivative Actions shall be dismissed with prejudice:

1.	DEFINITIONS

As used in this Stipulation, to the extent terms are not otherwise defined herein, the following terms shall have the meanings specified below:

1.1. “Current Moody’s Shareholders” means any Persons who owned shares of Moody’s common stock as of the Record Date and who continue to hold shares of Moody’s common stock as of the date of the Settlement Hearing, excluding (i) the Individual Defendants, (ii) current and former officers and directors of Moody’s, (iii) members of the immediate families of the foregoing, (iv) the legal representatives, heirs, successors, or assigns, of any of the foregoing, and (v) any entity in which Individual Defendants have or had a controlling interest.

1.2. “Derivative Claims” means the claims asserted or encompassed in the Derivative Actions.

1.3. “Effective Date” means the date upon which the Judgment approving the Settlement in accordance with this Stipulation becomes Final as a matter of law and is no longer subject to appellate review.

1.4. “Final” means the latest of: (a) the expiration of the time for the filing or noticing of any motion for reconsideration or appeal of the Judgment; (b) the final affirmance of the Judgment on an appeal or after reconsideration followed by (i) the expiration of the time for a petition, or (ii) a denial of any petition, to review the affirmance of the Judgment on appeal, or (iii) if such petition is granted, the final affirmance of the Judgment following review pursuant to that grant; or (c) the final dismissal of any appeal from the Judgment or the final resolution of any proceeding to review any appeal from the Judgment without any material change to the Judgment. Any proceeding or order, or any appeal or petition for a review of a proceeding or order, pertaining solely to any application for an award of attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.5. “Judgment” means the final order and judgment entered by the Court in a form substantially similar to the Proposed Final Order and Judgment attached hereto as Exhibit B.

1.6. “Moody’s” or the “Company” includes all of Moody’s subsidiaries, predecessors, successors, affiliates, officers, directors, employees and agents.

1.7. “Person” means an individual, business or legal entity, including any corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and the spouses, heirs, predecessors, successors, representatives, or assignees of any of the foregoing.

1.8. “Plaintiffs’ Counsel” means any counsel who have appeared on behalf of any of the Plaintiffs in connection with the Derivative Actions.

1.9. “Preliminary Approval Order” means the Order entered by the Court in a form substantially similar to the Proposed Preliminary Approval Order attached hereto as Exhibit C.

1.10. “Record Date” means the date the Court enters the Preliminary Approval Order.

1.11. “Released Claims” means any and all claims, demands, rights, remedies, causes of action or liabilities, whether based on federal, state, local, statutory, common or foreign law or any other law, rule, regulation, or principle of equity, whether known or unknown, including without limitation Unknown Claims, whether suspected or unsuspected, whether contingent or non-contingent, whether accrued or unaccrued, whether or not concealed or hidden, whether factual or legal, and for any remedy whether at equity or law, that were or that could have been asserted through the Record Date against any of the Released Parties in the Derivative Actions, or by any Current Moody’s Shareholder claiming in the right of, or on behalf of Moody’s, arising out of, relating to or based upon, directly or indirectly, in any way, any of the facts, allegations, transactions, events, occurrences, acts, disclosures, statements, omissions, failures to act, or matters set forth, referred to, or alleged in the Derivative Actions. The Releasing Parties, by operation of the Judgment, shall be deemed to have waived any and all provisions, rights, and benefits conferred by California Civil Code § 1542 or by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542 (see ¶1.17 below). Released Claims does not include the right to enforce this Stipulation or the right to enforce any confidentiality agreements entered into by any of the Parties.

1.12. “Released Parties” means (i) each of the Settling Defendants, (ii) each and all members of the families, parent entities, affiliates, or subsidiaries of any of the Settling Defendants, and (iii) each and all of the respective past, present, or future officers, directors, employees, attorneys, accountants, insurers, auditors, heirs, executors, personal representatives, estates, administrators, predecessors, successors, custodians, agents, representatives, trusts, trustees, trust beneficiaries and assigns of any of the foregoing.

1.13. “Releasing Parties” means (i) the Plaintiffs (individually, and derivatively on behalf of Moody’s), (ii) Moody’s, (iii) Current Moody’s Shareholders, (iv) each and all members of the families, parent entities, affiliates, or subsidiaries of any of the foregoing, (v) each and all of the respective past, present, or future officers, directors, employees, attorneys, accountants, insurers, auditors, heirs, executors, personal representatives, estates, administrators, predecessors, successors, custodians, agents, representatives, trusts, trustees, trust beneficiaries, and assigns of any of the foregoing, and (vi) all Persons acting in concert with any of the foregoing.

1.14. “Settlement” means the agreement made and entered into by and among the Settling Parties and set forth in this Stipulation.

1.15. “Settlement Hearing” means the hearing the Settling Parties will request that the Court hold after publication of the Settlement Notice in order to consider and determine, among other things, whether the Settlement should be approved and whether Judgment should be entered dismissing the Derivative Actions with prejudice. Plaintiffs’ Counsel also intends to seek approval of an award of attorneys’ fees and expenses at the Settlement Hearing.

1.16. “Settlement Notice” means the notice of the Settlement to be published pursuant to the Stipulation and the Preliminary Approval Order. The Settlement Notice will include furnishing to the Securities and Exchange Commission (SEC) a Form 8-K regarding the proposed Settlement, which shall include as attachments a copy of the Stipulation of Settlement, Exhibit A and the Summary Notice (with exhibits, the “Form 8-K”); publishing a summary notice, substantially in the form attached hereto as Exhibit D (which shall include, at a minimum, the date, time and location of the Settlement Hearing, the purpose of the Settlement Hearing, shareholders’ right to object to any aspect of the proposed Settlement, and directions for obtaining copies of relevant settlement documents) (the “Summary Notice”); and, posting the Form 8-K on Moody’s website through the Settlement Commitment Term (defined below).

1.17. “Unknown Claims” means any Released Claims that any Releasing Party does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties that, if known by him, her, or it might have affected his, her, or its settlement with, and release of, the Released Parties, or might have affected his, her, or its decision not to object to this Settlement, including claims based on the discovery of facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Released Claims. The Settling Parties further agree that the Released Claims constitute an express waiver of all rights and protections afforded by California Civil Code § 1542 and all similar federal, state or foreign laws, rights, rules, or legal principles. Section 1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Releasing Parties shall be deemed by operation of the Judgment to have acknowledged that the release of Unknown Claims was separately bargained for and is a key element of the Settlement.

2.	SETTLEMENT OF THE DERIVATIVE ACTIONS

In settlement of and as a result of the Derivative Claims and Derivative Actions, the Settling Defendants agree, subject to the Court entering Judgment approving this Settlement, to the following:

2.1. Governance Provisions. For the Settlement Commitment Term, Moody’s will maintain its commitment to the implementation of the provisions set forth in Exhibit A hereto (the “Governance Provisions”).

2.2. Funding. Moody’s agrees that for the Settlement Commitment Term, it will commit from its treasury all funds as are necessary to implement and maintain the provisions set forth in Exhibit A hereto.

2.3. Term of Agreement. The Company agrees to maintain the Governance Provisions for a period of not less than two years from the entry of the Judgment (the “Settlement Commitment Term”).

2.4. None of the terms, agreements or modifications set forth herein or in Exhibit A hereto shall be deemed to be an admission that Moody’s prior corporate procedures or governance were deficient.

3.	PRELIMINARY APPROVAL, NOTICE ORDERS, AND SETTLEMENT HEARING

3.1. Promptly following the execution of this Stipulation by all Settling Parties, Plaintiffs shall submit this Stipulation, together with its Exhibits, to the Court, and shall apply for entry of a Preliminary Approval Order, substantially in the form of Exhibit C attached hereto, that:

(a) preliminarily approves the Settlement set forth in this Stipulation; (b) sets a date for the Settlement Hearing; (c) approves the form and content of the Settlement Notice; and (d) preliminarily enjoins the Releasing Parties from commencing, instituting, or prosecuting any of the Released Claims.

3.2. Moody’s shall cause the Form 8-K to be furnished to the SEC not later than one (1) business day following entry of the Preliminary Approval Order, which Form 8-K shall also be posted on Moody’s website, and shall cause the Summary Notice to be published once in The Wall Street Journal not later than fifteen (15) days following entry of the Preliminary Approval Order.

3.3. Moody’s shall pay or cause to be paid all reasonable costs incurred in connection with publication of the Summary Notice.

3.4. The Settling Parties shall request that, after the Summary Notice is published and the time for objections is past, the Court hold a Settlement Hearing to consider and determine: (a) whether to approve the Settlement; (b) whether Judgment should be entered dismissing the Derivative Actions with prejudice (each party to bear his, her, or its own costs, except as otherwise expressly set forth herein); and (c) whether permanently to bar and enjoin the Releasing Parties from litigating any of the Released Claims against any of the Released Parties. Plaintiffs’ Counsel also will seek approval of an award of attorneys’ fees and reimbursement of expenses.

4.	RELEASES AND BAR

4.1. Upon the Effective Date, each of the Releasing Parties on behalf of (i) himself, herself, and/or itself, (ii) each and all members of his, her and/or its families, parent entities, affiliates, or subsidiaries, and (iii) each and all of his, her and/or its respective past, present, or future officers, directors, employees, attorneys, accountants, insurers, auditors, heirs, executors, personal representatives, estates, administrators, predecessors, successors, custodians, agents, representatives, trusts, trustees, trust beneficiaries and assigns, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims as against the Released Parties; and will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims.

4.2. Upon the Effective Date, each of the Settling Defendants, on behalf of (i) himself, herself, and/or itself, (ii) each and all members of his, her and/or its families, parent entities, affiliates, or subsidiaries, and (iii) each and all of his, her and/or its respective past, present, or future officers, directors, employees, attorneys, accountants, insurers, auditors, heirs, executors, personal representatives, estates, administrators, predecessors, successors, custodians, agents, representatives, trusts, trustees, trust beneficiaries and assigns, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Releasing Parties and Plaintiffs’ Counsel from all claims or demands relating to, arising out of, or connected with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions and/or the Released Claims.

4.3. Pending the Judgment becoming Final, the Releasing Parties are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any of the Released Claims against any of the Released Parties or challenging the Settlement other than in this action in accordance with the procedures established by the Court (the “Injunction”). If any action is taken by any Releasing Party in violation of the Injunction, Plaintiffs, if requested, shall join in any motion and shall otherwise use their reasonable best efforts to effect a withdrawal, dismissal, transfer or stay of such action.

5.	ATTORNEYS’ FEES PROVISIONS

5.1. Plaintiffs’ Counsel intends to petition the Court for an award of attorneys’ fees and reimbursement of expenses in connection with the Derivative Actions and Derivative Claims (the “Fee Application”).

5.2. Settling Defendants reserve all rights with respect to the Fee Application.

5.3. The Settling Defendants agree not to object to an award of reasonable attorneys’ fees and reimbursement of expenses. The Settling Parties have not yet discussed attorneys’ fees or expenses, but will mediate all aspects of the attorneys’ fees and reimbursement of expenses, including to determine whether they can agree as to what might constitute a reasonable award of such attorneys’ fees and reimbursement of expenses.

5.4. Neither the Stipulation, entry of Judgment, the Releases, nor dismissal of the Derivative Actions is preconditioned or in any way contingent on the Fee Application or on any agreement that may or may not be reached with respect to reasonable attorneys’ fees or the Fee Application.

5.5. The Settling Parties acknowledge and agree that the Company shall pay or cause to be paid on behalf of the Settling Defendants any attorneys’ fees and reimbursement of expenses which may be awarded by the Court to Plaintiffs’ Counsel. Settling Defendants shall have no further obligations regarding those fees or expenses, or any other claim of fees or expenses by any other parties. Notwithstanding any other provision of this Stipulation, no fees shall be due or payable to Plaintiffs’ Counsel in the absence of Final approval of the Stipulation and judgment entered by the Court which contains a release of the Released Claims, and dismissal with prejudice of the Derivative Claims and the Derivative Actions.

6.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

6.1. The Settling Parties, each in his, her, or its sole discretion, shall have the right to terminate the Settlement and this Stipulation by providing written notice to counsel identified in Section 7.16 below of his, her, or its election to do so within thirty (30) days of: (a) the Court declining to enter in any material respect the proposed Preliminary Approval Order attached hereto as Exhibit C; (b) the Court refusing to approve the Settlement or any material part of it; (c) the Court declining to enter in any material respect the Judgment attached hereto as Exhibit B; or (d) the date upon which the Judgment is modified or reversed in any material respect on appeal or by writ. No order of the Court, or modification or reversal on appeal of any order of the Court concerning the amount or allocation of attorneys’ fees or expenses shall constitute grounds for cancellation or termination of this Stipulation.

6.2. In the event that the Settlement is not approved by the Court, or is terminated for any reason, (i) the Settling Parties shall be restored to their respective positions in the Derivative Actions immediately prior to the signing of this Stipulation, (ii) the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties, (iii) any judgments or orders entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, and (iv) all negotiations, proceedings, documents prepared, and statements made in connection with the Settlement (a) shall be without prejudice to the Settling Parties, (b) shall not be construed as, nor may be used as, evidence of the validity of any of the Released Claims or an admission by or against the Settling Defendants of any fault, wrongdoing or concession of liability whatsoever, and (c) shall not be offered or received into evidence in in any of the Derivative Actions or in any other action or proceeding for any purpose whatsoever.

7.	MISCELLANEOUS PROVISIONS

7.1. The Settling Parties: (i) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation, to exercise their best efforts to accomplish the terms and conditions of this Stipulation, and to obtain preliminary and final approval of the Settlement.

7.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes among themselves with respect to the Derivative Claims and Derivative Actions. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, demand, or defense. The Settling Parties agree not to assert in any forum that the Derivative Claims were brought, commenced or prosecuted by Plaintiffs or defended by the Settling Defendants in bad faith. The Settling Parties shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Derivative Claims or Derivative Actions.

7.3 The Settling Parties agree that the terms of this Settlement were negotiated at arm’s-length and in good faith, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

7.4 This Stipulation and its exhibits constitute the entire agreement among the Settling Parties concerning the settlement of the Derivative Claims and Derivative Actions, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.

7.5 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.6 All the agreements made and orders entered in the Derivative Actions concerning the confidentiality of documents and information and all agreements made by Plaintiffs’ Counsel concerning the confidentiality of documents and information shall survive this Stipulation and Settlement. Within thirty (30) days after the Effective Date, Plaintiffs’ Counsel shall return to Counsel for Moody’s all confidential material produced or otherwise transmitted to them in paper form or by disc or other computer media, and shall represent that Plaintiffs’ Counsel have used their best efforts to destroy or delete all such materials transmitted electronically. The failure of any Plaintiffs’ Counsel to fully comply with this provision shall not constitute a material breach of the terms of this Stipulation provided, however, that such Plaintiffs’ Counsel acted in good faith.

7.7 Unless otherwise agreed in writing between the Settling Parties, any written or oral public statement regarding the Settlement contained in this Stipulation shall be limited to the terms set forth in this Stipulation and to statements that the Derivative Claims and Derivative Actions were resolved to the mutual satisfaction of the Settling Parties. None of the Settling Parties shall make any public statement regarding the terms of this Stipulation or the Settlement contained herein that is critical of or disparages the Settlement or the conduct with respect thereto, or with respect to the Derivative Actions or Derivative Claims, of any of the Settling Parties, Released Parties or Releasing Parties.

7.8 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.9 This Stipulation may be executed in one or more counterparts, including by facsimile and/or electronically scanned counterparts. All executed counterparts, including facsimile and/or electronically scanned counterparts, shall be deemed to be one and the same instrument.

7.10 This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, and legal representatives.

7.11 This Stipulation shall not be construed more strictly against any Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that this Stipulation is the result of arm’s-length negotiations between the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

7.12 All Persons executing this Stipulation and any of the Exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

7.13 The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior or subsequent to, or contemporaneous with, the execution of this Stipulation.

7.14 Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of this Stipulation, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation.

7.15 The rights and obligations of the Settling Parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York, without giving effect to any state’s choice-of-law principles.

7.16 Any notice required by this Stipulation shall be submitted in writing and delivered by overnight mail, electronic mail, facsimile, or in person as follows:

If to Plaintiffs’ Counsel:

Albert M. Myers

KAHN SWICK & FOTI, LLC

206 Covington Street

Madisonville, LA 70447

Tel: (504) 455-1400

Fax: (504) 455-1498

al.myers@ksfcounsel.com

Lead Counsel Federal Futility Action

and

Karen L. Morris

MORRIS AND MORRIS LLC COUNSELORS AT LAW

4001 Kennett Pike, Suite 300

Wilmington, DE 19807

Tel: (302) 426-0400

Fax: (302) 426-0406

kmorris@morrisandmorrislaw.com

Co-Lead Counsel Federal Demand Made Action

and

Richard D. Greenfield

GREENFIELD & GOODMAN LLC

780 Third Avenue, 48th Floor

New York, NY 10017

Tel: (917) 495-4446

Fax: (410) 745-4158

whitehatrdg@earthlink.net

Co-Lead Counsel Federal Demand Made Action

and

Robert B. Weiser

WEISER LAW FIRM PC

121 N. Wayne Avenue. Suite 100

Wayne, PA 19087

Tel: (610) 225-2677

Fax: (610) 225-2678

rw@weiserlawfirm.com

Co-Counsel in State Court Futility Action

and

Christopher S. Jones

SAXENA WHITE P.A.

2424 North Federal Highway, Suite 257

Boca Raton, FL 33431

Tel: (561) 394-3399

Fax: (561) 394-3382

ciones@saxenawhite.com

Co-Counsel in State Court Futility Action

and

Deborah R. Gross

LAW OFFICES OF BERNARD M. GROSS PC

John Wanamaker Bldg., Suite 450

100 Penn Square East

Philadelphia, PA 19107

Tel: (215) 561-3600

Fax: (215) 561-3000

debbie@bemardmgross.com

Counsel State Court Demand Made Action

If to Counsel for Moody’s and the Individual Defendants

Sharon Nelles

Penny Shane

Stephen Ehrenberg

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, NY 10004

Tel: (212) 558-4000

Fax: (212) 558-3588

nelless@sullcrom.com

shanep@sullcrom.com

ehrenbergs@sullcrom.com

and

If to Counsel for the Individual Defendants

Linda H. Martin

SIMPSON THACHER & BARTLETT LLP

425 Lexington Avenue

New York, NY 10017

Tel: (212) 455-2000

Fax: (212) 455-2502

toartin@stblaw.com

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed, by their duly authorized attorneys.

Dated: 17 May 2012	KAHN SWICK & FOTI, LLC

	BY:	/s/ Albert M. Myers
Lewis S. Kahn Michael A. Swick Albert M. Myers 206 Covington Street Madisonville, LA 70447 Tel: (504) 455-1400 Lead Counsel Federal Futility Action

Dated: 17 May 2012	MORRIS AND MORRIS LLC COUNSELORS AT LAW

	By:	/s/ Karen L. Morris
Karen L. Morris Patrick F. Morris Richard M. Lindssey 4001 Kennett Pike, Suite 300 Wilmington, DE 19807 Tel: (302) 426-0400 Co-Lead Counsel Federal Demand Made Action

Dated: May 17, 2012	GREENFIELD & GOODMAN LLC

	By:	/s/ Richard D Greenfield
Richard D Greenfield Ann M. Caldwell 250 Hudson Street 8th Floor New York, NY 10013 Tel: (917) 495-4446

Co-Lead Counsel Federal Demand Made Action

Dated: May 17, 2012	WEISER LAW FIRM PC

	By:	/s/ Robert B. Weiser
Robert B. Weiser 121 N. Wayne Avenue. Suite 100 Wayne, PA 19087 Tel: (610) 225-2677

Co-Lead Counsel in State Court Futility Action

Dated: May 17, 2012	SAXENA WHITE P.A.

	By:	/s/ Joseph E. White III
Christopher S. Jones Joseph E. White III 2424 North Federal Highway, Suite 257 Boca Raton, FL 33431

Co-Lead Counsel In State Court Futility Action

Dated: May 17, 2012	LAW OFFICES OF BERNARD M. GROSS PC

	By:	/s/ Deborah R, Gross
Deborah R, Gross Robert P. Frutkin John Wanamaker Bldg., Suite 450 100 Penn Square East Philadelphia, PA 19107 Tel: (215) 561-3600

Counsel State Court Demand Mack Action

Dated: May 21, 2012	SULLIVAN & CROMWELL LLP

	By:	/s/ Sharon Nelles
Sharon Nelles Penny Shane Stephen Ehrenberg 125 Broad Street New York, NY 10004 Tel: (212) 558-4000

Counsel for Moody’s and the Individual Defendants

Dated: May 21, 2012	SIMPSON THACHER & BARTLETT LLP

	By:	/s/ Linda H. Martin
Linda H. Martin 425 Lexington Avenue New York, NY 10017 Tel: (212) 455-2000

Counsel for the Individual Defendants

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